Exhibit 10(b)5
FOURTH AMENDMENT TO
AVAILABILITY AGREEMENT
Between
SYSTEM ENERGY RESOURCES, INC.
And
ARKANSAS POWER & LIGHT COMPANY,
LOUISIANA POWER & LIGHT COMPANY,
MISSISSIPPI POWER & LIGHT COMPANY, and
NEW ORLEANS PUBLIC SERVICE INC.
This Fourth AMENDMENT, dated as of the 1st day of June, 1989, between System Energy Resources, Inc. (System Energy), and Arkansas Power & Light Company (AP&L), Louisiana Power & Light Company (LP&L), Mississippi Power & Light Company (MP&L) and New Orleans Public Service Inc. (NOPSI), to the Availability Agreement, dated as of the 21st day of June, 1974, between Middle South Energy, Inc. and AP&L, Arkansas-Missouri Power Company, LP&L, MP&L and NOPSI, as amended by the First Amendment thereto dated as of June 30, 1977, the Second Amendment thereto dated as of June 15, 1981 and the Third Amendment thereto dated as of June 28, 1984 (Availability Agreement), WITNESSETH THAT:
WHEREAS, a special group of officials have conducted an evaluation and review of Unit No. 2 of the Project; and
WHEREAS, System Energy and the Parties deem it desirable that, for purposes of the Availability Agreement, any of System Energy’s investment associated with Unit No. 2 which it will not be permitted to charge its customers in wholesale rates, and the obligations of the Parties to pay such investment to System Energy, be amortizable at the rate of 3.65% of such investment over a period of 27.4 years; and
WHEREAS, effective December 20, 1986, System Energy’s name was changed from Middle South Energy, Inc. to System Energy Resources, Inc.; and
WHEREAS, System Energy, AP&L, LP&L, MP&L and NOPSI have entered into (i) a Sixteenth Assignment of the Availability Agreement, Consent and Agreement, dated as of May 1, 1986, with United States Trust Company of New York and Malcolm J. Hood, as Trustees, (ii) a Fourteenth and Fifteenth Assignment of the Availability Agreement, Consent and Agreement, dated as of June 15, 1985 and May 1, 1986, respectively, with Deposit Guaranty National Bank, United States Trust Company of New York and Malcolm J. Hood, as Trustees, (iii) a Seventeenth, Eighteenth, Nineteenth, Twentieth and Twenty-first Assignment of the Availability Agreement, Consent and Agreement, dated as of September 1, 1986, September 1, 1986, September 1, 1986, November 15, 1987 and December 1, 1987, respectively, with United States Trust Company of New York and Gerard F. Ganey, as Trustees, and (iv) a Twenty-second Assignment of the Availability Agreement, Consent and Agreement, dated as of December 1, 1988, with

Chemical Bank as Agent, pursuant to which the following terms of this Fourth Amendment have been consented to; and
WHEREAS, it is now appropriate and necessary to revise Section 4 of the Availability Agreement accordingly.
NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree with each other as follows:
1.    For the purposes of this Fourth Amendment to Availability Agreement, any term used herein which has a defined meaning in the Availability Agreement shall have the same meaning herein.
2.    Section 4 of the Availability Agreement is hereby amended to add the following to the end of such Section:
Notwithstanding anything to the contrary in this Section 4, in the event that any portion of the Project is Abandoned prior to its Completion, the portion of System Energy’s investment which it is not permitted to charge to its customers in wholesale rates (“disallowed investment”) and the obligations of the Parties to pay such disallowed investment to System Energy, shall be amortizable from the date on which System Energy is obligated by applicable generally accepted accounting principles to eliminate the disallowed investment from the asset side of its balance sheet no less rapidly than at the rate of 3.65% of the disallowed investment per annum for a period of 27.4 years. Any portion of the Project that is Abandoned shall no longer be subject to this Availability Agreement except that Section 4 and 5 hereof shall remain applicable to System Energy’s investment (including the disallowed investment) in the Project.
“Abandoned” shall mean the good faith decision by System Energy to abandon any material portion of the Project as evidenced by a resolution of the Board of Directors of System Energy followed by a cessation of all operations (other than preservative maintenance) of such material portion for a period of ninety (90) days certified to in a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of System Energy (Officers’ Certificate).
“Completion”, when applied to Unit No. 2, shall mean the first date on which all of the following have occurred: the necessary permits and operating licenses have been issued; the critical tests for the major components have been completed; Unit No. 2 has been placed in the control of System Energy by the principal contractor; Unit No. 2 has been synchronized into the power grid of the Parties for its function in the business of generating electric energy for the production of income; Unit No. 2 is available for commercial operation; and an Officers’ Certificate to such effect shall have been delivered to all necessary parties.
3.    All other provisions of the Availability Agreement shall be deemed to continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Availability Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
SYSTEM ENERGY RESOURCES, INC.

By:	/s/ William Cavanaugh, III
William Cavanaugh, III
President

ARKANSAS POWER & LIGHT COMPANY

By:	/s/ John J. Harton
John J. Harton
Vice President - Financial
Services, Treasurer and
Assistant Secretary

MISSISSIPPI POWER & LIGHT COMPANY

By:	/s/ G. A. Goff
G. A. Goff
Senior Vice President,
Chief Financial Officer and
Secretary

LOUISIANA POWER & LIGHT COMPANY

By:	/s/ M. H. McLetchie
M. H. McLetchie
Senior Vice President -
Accounting & Finance, and
Treasurer

NEW ORLEANS PUBLIC SERVICE INC.

By:	/s/ M. H. McLetchie
M. H. McLetchie
Senior Vice President -
Accounting & Finance, and
Treasurer